                                                                     EXHIBIT 4.1

================================================================================



                        ____% ASSET-BACKED CERTIFICATES


                        POOLING AND SERVICING AGREEMENT

                                    between

                       GREEN TREE FINANCIAL CORPORATION
                              Seller and Servicer

                                      and

                       --------------------------------

         not in its individual capacity but solely as Owner Trustee of

                   GREEN TREE ASSET RECEIVABLES TRUST 199_-_

                         Dated as of ________ 1, 199_



================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
DEFINITIONS
   SECTION   1.01.  General................................................  1-1
   SECTION   1.02.  Specific Terms.........................................  1-1

ARTICLE II
ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS..............................  2-1
   SECTION   2.01.  Closing................................................  2-1
   SECTION   2.02.  Conditions to the Closing..............................  2-1
   SECTION   2.03.  Acceptance by Trustee..................................  2-3
   SECTION   2.04.  Grantor Trust Provisions...............................  2-3

ARTICLE III
REPRESENTATIONS AND WARRANTIES.............................................  3-1
   SECTION   3.01.  Representations and Warranties Regarding the
                    Company................................................  3-1
   SECTION   3.02.  Representations and Warranties Regarding Each
                    Contract...............................................  3-2
   SECTION   3.03.  Representations and Warranties Regarding the
                    Contracts in the Aggregate.............................  3-4
   SECTION   3.04.  Representations and Warranties Regarding the
                    Contract Files.........................................  3-5

ARTICLE IV
PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS................  4-1
   SECTION   4.01.  Custody of Contracts...................................  4-1
   SECTION   4.02.  Filing.................................................  4-2
   SECTION   4.03.  Name Change or Relocation..............................  4-2
   SECTION   4.04.  Chief Executive Office.................................  4-2
   SECTION   4.05.  Costs and Expenses.....................................  4-3

ARTICLE V
SERVICING OF CONTRACTS.....................................................  5-1
   SECTION   5.01.  Responsibility for Contract Administration.............  5-1
   SECTION   5.02.  Standard of Care.......................................  5-1
   SECTION   5.03.  Records................................................  5-1
   SECTION   5.04.  Inspection.............................................  5-1
   SECTION   5.05.  Collection Account.....................................  5-2
   SECTION   5.06.  Enforcement............................................  5-3
   SECTION   5.07.  Trustee to Cooperate...................................  5-4
   SECTION   5.08.  Costs and Expenses.....................................  5-5

   SECTION   5.09.  Maintenance of Insurance...............................  5-5

ARTICLE VI
REPORTS....................................................................  6-1
   SECTION   6.01.  Monthly Reports........................................  6-1
   SECTION   6.02.  Officer's Certificate..................................  6-3
   SECTION   6.03.  Other Data.............................................  6-3
   SECTION   6.04.  Annual Report of Accountants...........................  6-3
   SECTION   6.05.  Statements to Certificateholders.......................  6-3
   SECTION   6.06.  Payment of Taxes.......................................  6-4

ARTICLE VII
SERVICE TRANSFER...........................................................  7-1
   SECTION   7.01.  Events of Termination..................................  7-1
   SECTION   7.02.  Transfer...............................................  7-2
   SECTION   7.03.  Trustee to Act; Appointment of Successor...............  7-3
   SECTION   7.04.  Notification to Certificateholders.....................  7-3
   SECTION   7.05.  Effect of Transfer.....................................  7-4
   SECTION   7.06.  Transfer of Collection Account.........................  7-4

ARTICLE VIII
PAYMENTS AND CASH COLLATERAL ACCOUNT.......................................  8-1
   SECTION   8.01.  Monthly Payments.......................................  8-1
   SECTION   8.02.  Fees...................................................  8-1
   SECTION   8.03.  Voluntary Advances.....................................  8-1
   SECTION   8.04.  Payments...............................................  8-2
   SECTION   8.05.  Repurchases of Contracts for Breach of Representations
                    and Warranties.........................................  8-3
   SECTION   8.06.  Reassignment of Repurchased Contracts..................  8-3
   SECTION   8.07.  Company's Repurchase Option............................  8-3

ARTICLE IX
THE CERTIFICATES...........................................................  9-1
   SECTION   9.01.  The Certificates.......................................  9-1
   SECTION   9.02.  Registration of Transfer and Exchange of Certificates..  9-1
   SECTION   9.03.  No Charge; Disposition of Void Certificates............  9-2
   SECTION   9.04.  Mutilated, Destroyed, Lost or Stolen Certificates......  9-2
   SECTION   9.05.  Persons Deemed Owners..................................  9-2
   SECTION   9.06.  Access to List of Certificateholders' Names and
                    Addresses..............................................  9-3
   SECTION   9.07.  Authenticating Agents..................................  9-3
   SECTION   9.08.  Presentation of Certificates Upon Maturity.............  9-3

ARTICLE X
INDEMNITIES................................................................ 10-1
   SECTION  10.01.  Product Liability...................................... 10-1
   SECTION  10.02.  Liabilities to Obligors................................ 10-1
   SECTION  10.03.  Tax Indemnification.................................... 10-1
   SECTION  10.04.  Servicer's Indemnities................................. 10-1
   SECTION  10.05.  Operation of Indemnities............................... 10-2

ARTICLE XI
THE TRUSTEE................................................................ 11-1
   SECTION  11.01.  Duties of Trustee...................................... 11-1
   SECTION  11.02.  Certain Matters Affecting the Trustee.................. 11-2
   SECTION  11.03.  Trustee Not Liable for Certificates or Contracts....... 11-3
   SECTION  11.04.  Trustee May Own Certificates........................... 11-4
   SECTION  11.05.  Rights of Certificateholders to Direct Trustee and to
                    Waive Events of Termination............................ 11-4
   SECTION  11.06.  The Servicer to Pay Trustee's Fees and Expenses........ 11-4
   SECTION  11.07.  Eligibility Requirements for Trustee................... 11-5
   SECTION  11.08.  Resignation or Removal of Trustee...................... 11-5
   SECTION  11.09.  Successor Trustee...................................... 11-6
   SECTION  11.10.  Merger or Consolidation of Trustee..................... 11-7
   SECTION  11.11.  Tax Returns............................................ 11-7
   SECTION  11.12.  Obligor Claims......................................... 11-7
   SECTION  11.13.  Appointment of Co-Trustee or Separate Trustee.......... 11-8

ARTICLE XII
MISCELLANEOUS.............................................................. 12-1
   SECTION  12.01.  Servicer Not to Resign................................. 12-1
   SECTION  12.02.  Company Not to Engage in Certain Transactions with
                    Respect to the Trust................................... 12-1
   SECTION  12.03.  Maintenance of Office or Agency........................ 12-1
   SECTION  12.04.  Termination............................................ 12-1
   SECTION  12.05.  Acts of Certificateholders............................. 12-2
   SECTION  12.06.  Calculations........................................... 12-3
   SECTION  12.08.  Amendment.............................................. 12-3
   SECTION  12.09.  Notices................................................ 12-4
   SECTION  12.10.  Merger and Integration................................. 12-5
   SECTION  12.11.  Headings............................................... 12-5
   SECTION  12.12.  Governing Law.......................................... 12-6

EXHIBIT A
CERTIFICATE FOR _____% ASSET BACKED CERTIFICATES...........................  A-1

EXHIBIT B
FORM OF ASSIGNMENT.........................................................  B-1

EXHIBIT C
GREEN TREE FINANCIAL CORPORATION
CERTIFICATE OF OFFICER.....................................................  C-1

EXHIBIT D
FORM OF OPINION OF COUNSEL
FOR THE COMPANY............................................................  D-1

EXHIBIT E
FORM OF TRUSTEE'S ACKNOWLEDGMENT...........................................  E-1

EXHIBIT F
GREEN TREE FINANCIAL CORPORATION
CERTIFICATE OF SERVICING OFFICER...........................................  F-1

EXHIBIT G
GREEN TREE FINANCIAL CORPORATION
CERTIFICATE REGARDING REPURCHASED CONTRACTS................................  G-1

          AGREEMENT, dated as of ______________, 199_, between Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Minnesota, as Seller and Servicer (the "Company"), and _________________________, a _________, not in its individual capacity but solely as Owner Trustee (the "Trustee") of Green Tree Asset Receivables Trust 199_-_ (the "Trust").

          WHEREAS, in the regular course of its business, the Company purchases and services retail installment sales contracts and promissory notes for the purchase of a variety of consumer products, including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (collectively, the "Products"), each of which contracts provide for installment payments by or on behalf of the purchaser and grant a lien on or security interest in a Product; and

          WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the Trust and the "Certificateholders," as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Company will manage and service them;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  General.

          For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of the Agreement.

          SECTION 1.02.  Specific Terms.

          "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Pooling and Servicing Agreement.

          "Applicants" has the meaning assigned in Section 9.06.

          "Authenticating Agent" means any authenticating agent appointed pursuant to Section 9.07.

          "Available Funds" has the meaning assigned in Section 8.05(a).

          "Average Delinquency Ratio" as of any Payment Date means the arithmetic average of the Delinquency Ratios for that Payment Date and the two immediately preceding Payment Dates.

          "Business Day" means any day other than (a) a Saturday or a Sunday, or
(b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

                                      1-1

          "Certificate" means an Asset-Backed Certificate evidencing a Fractional Interest executed and delivered by the Trustee substantially in the form of Exhibit A.

          "Certificate Register" means the register maintained pursuant to
Section 9.02.

          "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

          "Certificateholder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or any Affiliate shall be deemed not to be outstanding and the Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite Fractional Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Certificates which the Trustee knows to be so owned shall be so disregarded.

          "Closing Date" means __________, 199_.

          "Collection Account" means a trust account maintained in the name of the Trust in an Eligible Institution.

          "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

          "Contract File" means, as to each Contract, (a) the original copy of the Contract, including the executed promissory note or other evidence of the obligation of the Obligor, (b) if certificates of tile or similar documents are issued with respect to goods of the class to which the relevant Product belongs, the original title certificate to the Product, or, if such title has not yet been issued, an application for such title, or other appropriate evidence of a security interest in the covered Product; (c) if certificates of title are not issued with respect to goods of the class to which the relevant Product belongs, a copy of all recorded financing statements or other appropriate evidence of a security interest in the covered Product; (d) the assignments of the Contract;
(e) any extension agreement(s); (f) a credit application signed by the Obligor, or a copy thereof, and (g) a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

          "Contract Rate" means, as to any Contract, the annual rate of interest specified in the Contract.

                                      1-2

          "Contracts" means the retain installment sales contracts and promissory notes described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

          "Counsel for the Company" means Dorsey & Whitney or other legal counsel for the Company.

          "Cumulative Loss Ratio" as of any Quarterly Release Date means the fraction (expressed as a percentage) computed by dividing the aggregate Net Liquidation Losses since the Cutoff Date through the end of the immediately preceding Due Period by the difference between the Initial Principal Amount and the aggregate of the outstanding principal balances of all Contracts as of the end of the immediately preceding Due Period.

          "Cutoff Date" means ______________, 199_.

          "Delinquency Amount" as of any Payment Date means the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the immediately preceding Due Period (including Contracts in respect of which the related Products have been repossessed and are still in inventory).

          "Delinquent Payment" means, as to any Contract, with respect to any Due Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Due Period under such Contract and was not received or applied during such Due Period, whether or not any payment extension has been granted by the Servicer.

          "Delinquency Ratio" as of any Payment Date means the fraction (expressed as a percentage) computed by dividing the Delinquency Amount by the aggregate of the outstanding principal balances of all Contracts as of the end of the immediately preceding Due Period.

          "Determination Date" means the seventh Business Day following a Due Period during the term of this Agreement.

          "Due Period" means a calendar month during the term of this Agreement.

                                      1-3

          "Electronic Ledger" means the electronic master record of retail sales loan contracts and promissory notes of the Company.

          "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose unsecured short-term debt has been rated P-1 or higher by Moody's.

          "Eligible Investments" has the meaning assigned in Section 5.05(b).

          "Eligible Servicer" means the Company or a Person qualified to act as servicer of the Contracts under applicable Federal and State laws and regulations, which services not less than $10,000,000 in outstanding principal amount of retail installment sales contracts and which is acceptable to the Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust, which approval shall not be unreasonably withheld.

          "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

          "Event of Termination" has the meaning assigned in Section 7.01.

          "Extension Fee" means any extension fee paid by the Obligor on a Contract.

          "Fractional Interest" means an undivided interest in the Trust and, as to a particular Certificateholder, means the undivided interest in the Trust owned by that Certificateholder.

          "Initial Certificateholder" means a Certificateholder purchasing a certificate from the Company on the Closing Date.

          "Initial Principal Amount" means $__________ which is the aggregate unpaid principal balance of the Contracts as of the Cutoff Date.

          "Late Payment Fees" means any late payment fees paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

          "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on

                                      1-4
account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract.

          "List of Contracts" means the list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the unpaid principal balance as of the Cutoff Date, (ii) the amount of monthly payments due from the Obligor,
(iii) the Contract Rate and (iv) the maturity date, and which is attached to this Agreement as Exhibit H.

          "Monthly Interest" means, as of any Payment Date, the product of the Pass-Through Rate times the Principal Balance immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each.

          "Monthly Principal" means, as of any Payment Date, the amount determined pursuant to Section 6.01(a).

          "Monthly Report" has the meaning assigned in Section 6.01.

          "Monthly Servicing Fee" means, as of any Payment Date, (a) one-twelfth of the product of 1% and the remaining Principal Balance plus (b) all income and gain from investments on amounts in the Collection Account invested pursuant to
Section 5.05 to the extent not applied to amounts paid pursuant to Section 8.05(b)(i), (ii) or (iii).

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Net Liquidation Losses" means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

          "Net Liquidation Proceeds" means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related Product, including proceeds realized on the repurchase of such Product by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such Product, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract.

          "Obligor" means a Product buyer or other person who owes payments under a Contract.

                                      1-5

          "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Trustee.

          "Pass-Through Rate" means _____% per annum.

          "Paying Agent" has the meaning assigned in Section 8.01(b).

          "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing _________ 15, 199_.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the Principal Balance at such time and the denominator of which is the Initial Principal Amount.

          "Principal Balance" means, at any time, the Initial Principal Amount minus all payments of Monthly Principal made to the Certificateholders since the Closing Date.

          "Principal Prepayment" means a payment or other recovery of principal on a Contract which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

          "Product" means motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles.

          "Quarterly Loss Ratio" as of any Quarterly Release Date means the fraction (expressed as a percentage) computed by dividing the Net Liquidation Losses for all Contracts that became Liquidated Contracts during the three immediately preceding Due Periods by the difference between the aggregate of the outstanding principal balances of all Contracts as of the end of the immediately preceding Due Period and the aggregate of the outstanding principal balances of all Contracts as of the end of the Due Period immediately prior to the previous Quarterly Release Date.

                                      1-6

          "Quarterly Release Date" means each Payment Date occurring in ________, ________, ________ and ________ of each year, commencing ________ 15,
199_.

          "Record Date" means the last Business Day immediately preceding any Payment Date.

          "Repurchase Price" means, with respect to a Contract to be repurchased hereunder, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

          "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

          "Service Transfer" has the meaning assigned in Section 7.02.

          "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

          "Servicing Fee" means (a) the Monthly Servicing Fee, (b) Late Payment Fees, (c) Extension Fees, and (d) any amounts which the Company is entitled to retain pursuant to Section 12.04.

          "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Company, as the same may be amended from time to time.

          "Shortfall" has the meaning assigned in Section 8.04.

          A "Trigger Event" shall be deemed to have occurred (i) on any Payment Date on which the Average Delinquency Ratio is greater than 2.5%, or (ii) on any Quarterly Release Date on which the Cumulative Loss Ratio exceeds 2.5%, or (iii) on any Quarterly Release Date on which the Quarterly Loss Ratio exceeds 4.0%.

                                      1-7

          "Trust" means the trust created by this Agreement, the corpus of which consists of all the rights, benefits, and obligations arising from and in connection with each Contract, including any liquidation proceeds therefrom, all rights under any hazard or other individual insurance policy on a Product securing a Contract for the benefit of the creditor of such Contract, all security interests in each Product, and rights under the Errors and Omissions Protection Policy, benefits under the Guarantee Agreement, and the remittances, deposits and payments made into the Collection Account and amounts in the Collection Account (including all proceeds of investments thereof), as provided herein.

          "Trustee's Fee" means the amount to be paid to the Trustee on any Payment Date pursuant to Section 11.06(a).

          "Uncollectible Advance" means, with respect to any Determination Date, the amount, if any, advanced by the Servicer pursuant to Section 8.03 which the Servicer has now determined in good faith will not be ultimately recoverable by the Servicer from insurance policies on the Product, the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

          "Voluntary Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date pursuant to Section 8.03.

          "Weighted Average Contractual Rate of Interest" of the Contracts means, as of any Payment Date, the percentage obtained by multiplying (a) the contractual rate of interest of each Contract by (b) the remaining unpaid principal balance of such Contract, adding the results, and dividing the sum by the aggregate principal balance of the Contracts.

          "Weighted Average Remaining Maturity" of the Contracts means, as of any Payment Date, the number (expressed in months) obtained by multiplying (a) the remaining term to scheduled maturity of each Contract (expressed in months) by (b) the remaining unpaid principal balance of such Contract, adding the results, and dividing the sum by the aggregate principal balance of the Contracts.

                                      1-8

                                   ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                 ---------------------------------------------

          SECTION 2.01.  Closing.

          a. On the Closing Date there shall be created, by the Company, as settlor, a separate trust which shall be known as the Green Tree Asset Receivables Trust 199_-_. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders. The Trustee is hereby specifically empowered to conduct any business dealings with the Company on behalf of the Trust.

          b. On the Closing Date, the Company shall transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit B hereto (i) all the right, title and interest of the Company in and to the Contracts, all interest and principal received by the Company on or with respect to the Contracts, including any liquidation proceeds therefrom (other than principal and interest due on the Contracts before the Cutoff Date), (ii) all rights under all hazard and other individual insurance policies on every Product securing a Contract for the benefit of the creditor of such Contract, (iii) all rights under the Errors and Omissions Protection Policy as such policy relates to the Contracts, (iv) all documents contained in the Contract Files, and (v) all proceeds and products of the foregoing. Although the Company and the Trustee agree that such transfer is intended to be a sale, rather than a pledge, of all of the Company's right, title and interest in such items (i) through (v) above, in the event such transfer is deemed to be a pledge to secure indebtedness, the Company shall be deemed to have granted the Trustee a perfected first priority security interest in such items.

          SECTION 2.02.  Conditions to the Closing.

          On or before the Closing Date, the Company shall deliver or cause to be delivered the following documents to the Trustee:

          a. The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

          b. A certificate of an officer of the Company substantially in the form of Exhibit C hereto.

          c. An opinion of Counsel for the Company substantially in the form of Exhibit D hereto.

          d. A letter from ______________________, or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts on a statistical sampling basis and, based on such sampling, concluding that the Contracts

                                      2-1
conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate of 1.8%, specifying those Contracts which do not so conform.

          e. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

          f. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of Minnesota.

          g. Evidence of filing with the appropriate office in Minnesota of a UCC-1 financing statement executed by the Company as debtor, naming the Trust as secured party and listing the Contracts as collateral.

          h.  An Officer's Certificate listing the Servicer's Servicing
Officers.

          i. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

          j. Evidence of deposit in the Collection Account of all funds received with respect to the Contracts from the Cutoff Date to the Closing Date, other than amounts due before the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

          k. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and each Contract File is complete, that the face of each original Contract has been stamped with a notation that the Contract has been assigned to the Trustee, and that each Product securing a Contract is covered by insurance as required by Section 3.02(f), specifying the expiration date of the insurance policy with respect to each Contract.

          l. A fully executed copy of the Guarantee Agreement together with evidence of deposit in the Cash Collateral Account of $________ by the Depositor in accordance with the terms of the Guarantee Agreement.

          m. Evidence of filing with the appropriate office in Minnesota of a UCC-1 financing statement executed by the Depositor as debtor, naming the Trust as secured party and listing the Cash Collateral Account, including the investments and proceeds therein, and the Guarantee Fee up to the Requisite Amount as collateral.

                                      2-2

          n. Copies of resolutions of the Board of Directors of the Depositor approving the execution, delivery and performance of the Guarantee Agreement and the transactions contemplated thereunder, certified in each case by an officer of the Depositor.

          o. Officially certified recent evidence of due incorporation and good standing of the Depositor under the laws of Minnesota.

          SECTION 2.03.  Acceptance by Trustee.

          On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging conveyance of the Contracts and Contract Files to the Trustee and declaring that the Trustee, through the Servicer, as agent for the Trustee and custodian, pursuant to
Section 4.01, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, and shall issue to or upon the order of the Company Certificates representing ownership of a beneficial interest in 100% of the Trust.

          SECTION 2.04.  Grantor Trust Provisions.

     The Company, as Servicer, the Trustee and the Certificateholders, by acceptance of the Certificates, each agree that the Trust is intended to be treated as a Grantor Trust for federal income tax purposes. In furtherance of the foregoing, the Trustee (at the direction of the Company or the Servicer), the Company and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a Grantor Trust. After the Closing Date, neither the Trustee, the Company nor any Servicer shall (i) accept any contribution of assets to the Trust other than advances pursuant to
Section 8.02, (ii) dispose of any portion of the Trust other than as provided in Sections 3.05 and 8.06, or (iii) engage in any activity which would, directly or indirectly, adversely affect the status of the Trust as a Grantor Trust.

                                      2-3

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company makes the following representations and warranties, on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase obligation of the Company set forth in Section 8.06 constitutes the sole remedy available to the Trust or Certificateholders for a breach of a representation or warranty of the Company set forth in Section 3.02 or 3.03 of this Agreement.

          SECTION 3.01.  Representations and Warranties Regarding the Company.

          The Company represents and warrants that:

          a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or the Trust.

          b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under the Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          d. No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or

                                      3-1
regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

          SECTION 3.02.  Representations and Warranties Regarding Each Contract.

          The Company represents and warrants as to each Contract:

          a. List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

          b. Payments. As of the Cutoff Date, the most recent scheduled payment was made or was not delinquent for more than 59 days. To the best of the Company's knowledge, all payments on the Contract were made by the Obligor.

          c. No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

          d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          f. Insurance. The Product securing the Contract is covered by physical damage insurance (i) in an amount not less than the unpaid principal balance under the Contract, (ii) naming the Company as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks covered by

                                      3-2
comprehensive coverage. All premiums now due on such insurance have been paid in full.

          g. Origination. The Contract was originated by a dealer of goods of the class including the Product in the regular course of such dealer's business and purchased by the Company in the regular course of its business.

          h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract under this Agreement or pursuant to transfers of Certificates unlawful.

          i. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending, installment loan and equal credit opportunity laws, applicable to the Contract have been complied with, and the Company shall, for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

          j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Product securing the Contract has not been released from the lien of the Contract in whole or in part.

          k. Valid Security Interest. The Contract creates a valid, subsisting and enforceable first priority perfected security interest in favor of the Company in the Product covered thereby, and such security interest has been assigned by the Company to the Trust.

          l. Capacity of Parties. All parties to the Contract had capacity to execute the Contract.

          m. Good Title. The Contract was purchased by the Company for value and taken into possession prior to the Cutoff Date in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Contract has not been sold, assigned or pledged to any other person, and the Company has good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer the Contract to the Trust and as of the Closing Date the Trustee will have a first priority perfected security interest therein.

          n. No Defaults. As of the Cutoff Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting

                                      3-3
acceleration (except payment delinquencies permitted by clause (b) above), and the Company has not granted any extension of payment terms on the Contract.

          o. No Liens. As of the Closing Date there are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

          p. Equal Installments. The Contract has a fixed Contract Rate and provides for level monthly payments which fully amortize the loan over its term.

          q. Enforceability. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

          r. One Original. There is only one original executed Contract (other than an original delivered to the Obligor), which Contract has been delivered to the Trustee or its custodian on or before the Closing Date.

          s. No Government Contracts. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

          SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

          The Company represents and warrants that:

          a. Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cutoff Date equal the Principal Balance on the Closing Date, and each Contract has a Contract Rate greater than the Pass-Through Rate plus 1%.

          b. Characteristics. The Contracts have the following characteristics: (i) all the Contracts are secured by Products; (ii) no Contract has a remaining maturity of more than ___ months; and (iii) the final scheduled payment date on the Contract with the latest maturity is in __________. Approximately ___% of the Initial Principal Amount is attributable to loans for purchases of __________ and approximately ___% is attributable to loans for purchases of used Products. No Contract was originated before __________ and no Contract was originated after the Cutoff Date. No Contract has a Contract Rate less than ___%. The first payment on each Contract is due on or before __________.

          c. Computer Tape. The Computer Tape made available by the Company as of ______________, 199_ to __________________ was complete

                                      3-4
and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

          d. Marking Records. By the Closing Date, the Company has caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

          e. No Adverse Selection. No adverse selection procedures have been employed in selecting the Contracts.

          SECTION 3.04. Representations and Warranties Regarding the Contract Files.

          The Company represents and warrants that:

          a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

          b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                                      3-5

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

          SECTION 4.01.  Custody of Contracts.

          a. Subject to the terms and conditions of this Section the Servicer shall act as custodian for the benefit of the Certificateholders and the Trustee, and the Servicer shall maintain custody of the Contract Files for the benefit of the Certificateholders and the Trustee and shall act as custodian therefor.

          b. The Servicer agrees to maintain the related Contract Files at its offices where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trust's interest in the Contracts and the proceeds thereof.

          c. As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

          d. In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts for the installment purchase of consumer goods owned and/or serviced by it. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate

                                      4-1
action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files, except as provided in
Section 5.06. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of any Certificateholder or the Trustee. The Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder, subject to the requirements of Article VII herein.

          SECTION 4.02.  Filing.

          On or prior to the Closing Date, the Company shall cause the UCC-1 financing statement referred to in Section 2.02(g) to be filed and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Products against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

          SECTION 4.03.  Name Change or Relocation.

          a. During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice to the Trustee.

          b. If any change in the Company's name, identity or structure or the relocation of its chief executive office or other action with the passage of time would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the Uniform Commercial Code or any title statute, the Company, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Products and the proceeds thereof.

          SECTION 4.04.  Chief Executive Office.

          During the term of this Agreement, the Company will maintain its chief executive office in one of the States of the United States, except Tennessee.

          SECTION 4.05.  Costs and Expenses.

                                      4-2

          The Servicer agrees to pay all costs and disbursements in connection with the perfection and the maintenance of perfection required under this Agreement, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Products granted thereby).

                                      4-3

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

          SECTION 5.01.  Responsibility for Contract Administration.

          The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

          SECTION 5.02.  Standard of Care.

          In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

          SECTION 5.03.  Records.

          The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

          SECTION 5.04.  Inspection.

          a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

                                      5-1

          b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

          c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Fractional Interest in the Trust shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

          SECTION 5.05.  Collection Account.

          a. On or before the Closing Date, the Company shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders with an Eligible Institution. The Servicer shall pay into the Collection Account as promptly as practicable (not later than the next Business Day) following receipt thereof all amounts, including Advance Payments, received from Obligors (other than Late Payment Fees, Extension Fees and assumption fees, which fees shall be retained by the Servicer as additional compensation for servicing the Contracts); the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company pursuant to Section 8.06; and any Net Liquidation Proceeds. All amounts paid into the Collection Account under this Agreement shall be held in trust for the Certificateholders until payment of any such amounts is authorized under this Agreement.

          b. If the Servicer so directs, the Eligible Institution maintaining the Collection Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All income and gain from such investments shall to the extent provided in this Agreement be paid to the Servicer as part of its Monthly Servicing Fee. Any loss on such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized. Funds in the Collection Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation.

          "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in

                                      5-2
     its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1 by Standard & Poor's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and rated AAAm or AAAm-G by Standard & Poor's, and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA from Standard & Poor's at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account; and

          (vi) commercial paper having a rating of at least A-1 from Standard & Poor's at the time of such investment or pledge as security.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

          SECTION 5.06.  Enforcement.

          a. The Servicer will, consistent with customary servicing procedures, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

          b. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal

                                      5-3
proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

          c. The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or the related Product to the person against whom recourse exists at the price set forth in the document creating the recourse.

          d. The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

          e. The Servicer may, consistent with customary servicing procedures for similar contracts and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period. Notwithstanding the foregoing, the Servicer may not grant any extension on any Contract later than __________, 199_. If the amount of funds in the Cash Collateral Account has been reduced to zero, the Servicer may not grant any extension on any Contract.

          f. The Servicer will not add to the outstanding balance of any Contract the premium of any physical damage or other individual insurance on a Product securing such Contract it obtains on behalf of the Obligor under the terms of such Contract, but may separately add such premium to the Obligor's obligation as provided by the Contract.

          g. If the Servicer shall have repossessed a Product on behalf of the Trust, the Servicer shall either (i) maintain at its expense physical damage insurance with respect to such Product, or (ii) indemnify the Trust against any damage to such Product prior to resale or other disposition.

          SECTION 5.07.  Trustee to Cooperate.

          Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account

                                      5-4
pursuant to Section 5.05 have been so deposited) and shall (if the Servicer is not then in possession of the Contracts and Contract Files) request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer. Upon receipt of such Contract and Contract File, each of the Company (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Product related thereto. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds. From time to time as appropriate for servicing and repossession in connection with any Contract, if the Servicer is not then in possession of the Contracts and Contract Files, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. Such receipt shall obligate the Servicer to return the original Contract and the related Contract File to the Trustee when the Servicer's need for the Contract and related Contract File has ceased unless the Contract shall be repurchased as described in Section 8.07. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

          SECTION 5.08.  Costs and Expenses.

          All costs and expenses incurred by the Servicer in carrying out its duties hereunder (including payment of the Trustee's fees pursuant to Section 11.06, fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Defaulted Contracts and repossessions of Products securing such Contracts when such Contracts are not repurchased pursuant to Section 8.07) and all other fees and expenses not expressly stated hereunder to be for the account of the Trust) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

          SECTION 5.09.  Maintenance of Insurance.

          The Servicer will at all times maintain its coverage under an Errors and Omissions Protection Policy, and will force-place an insurance policy providing the coverage specified in Section 3.02(f) with respect to every Product securing a Contract upon expiration of a policy providing such coverage and nonrenewal by the Obligor, with no lapse in coverage.

                                      5-5

                                   ARTICLE VI

                                    REPORTS
                                    -------

          SECTION 6.01.  Monthly Reports.

          No later than one Business Day following each Determination Date, the Servicer shall cause the Trustee and Moody's to receive a "Monthly Report" substantially in the form of Exhibit J hereto, which report the Trustee shall send to the Certificateholders concurrently with the distribution of Monthly Principal and Monthly Interest on the immediately following Payment Date and which report shall include the following information as adjusted on the immediately following Payment Date:

          a. The amount of "Monthly Principal" distributed on such Payment Date pursuant to Section 8.01, which shall be:

               (i) The amount of regular principal payments on Contracts paid or applied during the prior Due Period (other than the amount attributable to principal of any payment received during such Due Period and due in a previous Due Period, if such payment was previously advanced as a Voluntary Advance pursuant to Section 8.03); plus

               (ii) The amount of full Principal Prepayments received and partial Principal Prepayments applied during the prior Due Period; plus

               (iii) The amount of Delinquent Payments during the prior Due Period that is attributable to principal on the related Contracts, which will be advanced pursuant to Section 8.03; plus

               (iv) The aggregate of the outstanding principal balances of all Contracts that became Liquidated Contracts during the prior Due Period; plus

               (v) The amount of the Repurchase Price paid by the Company for any Contract repurchased in respect of such Determination Date as described in Section 8.06 that is attributable to the principal amount outstanding on such Contract; plus

               (vi) The amount of any reduction in the principal amount owed by the Obligor as a result of the Obligor's bankruptcy; plus

               (vii) The aggregate principal amount specified in clauses (i) through (vi) above, for all prior Payment Dates that was not previously

                                      6-1
          distributed because of an insufficient amount available in the Collection Account and Cash Collateral Account.

          b. the amount of Monthly Interest paid on such Payment Date;

          c. the remaining Principal Balance after giving effect to the payment of Monthly Principal on such Payment Date (on which Monthly Interest will be calculated on the next succeeding Payment Date);

          d. the amounts of the Servicing Fees and Guarantee Fees paid on such Payment Date, separately identifying with respect to Servicing Fees the Monthly Servicing Fee and any Late Payment Fees and Extension Fees paid during the prior Due Period;

          e. the Pool Factor immediately before and immediately after such Payment Date;

          f. the number of Contracts with Delinquent Payments, identifying such Contracts and the amount of such Delinquent Payments, and the number of and aggregate unpaid principal balance of Contracts with payments delinquent more than one day;

          g. the Delinquency Ratio as of such Payment Date;

          h. the number, identity and unpaid principal balance of Liquidated Contracts;

          i. all amounts paid to the Servicer to reimburse the Servicer for payments previously made pursuant to Section 8.03 to cover Delinquent Payments on Contracts;

          j. the Requisite Amount for such Payment Date;

          k. the Cumulative Loss Ratio and the Quarterly Loss Ratio for the most recent Quarterly Release Date;

          l. the Weighted Average Remaining Maturity for such Payment Date; and

          m. the Weighted Average Contractual Rate of Interest for such Payment Date.

                                      6-2

          SECTION 6.02.  Officer's Certificate.

          Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

          SECTION 6.03.  Other Data.

          In addition, the Company and (if different from the Company) the Servicer shall, on request of the Trustee, Moody's or any Initial
Certificateholder, furnish the Trustee, Moody's or such Initial
Certificateholder, as the case may be, such underlying data as may be reasonably requested.

          SECTION 6.04.  Annual Report of Accountants.

          On or before May 1 of each year, commencing May 1, 1996, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and Standard & Poor's to the effect that such firm has examined certain documents and records relating to the servicing of the home improvement contracts and promissory notes under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

          SECTION 6.05.  Statements to Certificateholders.

          a. Concurrently with each distribution to Certificateholders pursuant to Article VIII, the Trustee, in its capacity as Certificate Registrar and Paying Agent, shall cause to be mailed to each Certificateholder at the address appearing on the Certificate Register a statement as of the related Payment Date prepared by the Servicer setting forth:

          (i) the amount of the aggregate distribution to the Certificateholders which constitutes Monthly Principal, specifying the amounts attributable to scheduled payments by Obligors, to Principal Prepayments by Obligors, and to other payments with respect to principal;

                                      6-3

          (ii) the amount of the aggregate distribution to the Certificateholders which constitutes Monthly Interest;

          (iii)  the remaining Principal Balance;

          (iv) the amount deposited in the Cash Collateral Account on such Payment Date;

          (v) the amount on deposit in the Cash Collateral Account after giving effect to all deposits and withdrawals on the Payment Date;

          (vi) the Pool Factor immediately before and immediately after such Payment Date;

          (vii)  the amount of fees payable out of the Trust;

          (viii) the number and aggregate principal balance of Contracts delinquent more than one day, 31-59 days, 60-89 days and 90 or more days;

          (ix) the number of Contracts that became Liquidated Contracts during the immediately preceding Due Period; and

          (x) such other customary factual information as is available to the Company or the Servicer (if different from the Company) as the Servicer deems necessary and can reasonably obtain from its existing data base to enable Certificateholders to prepare their tax returns.

          b. Within 75 days after the end of each calendar year, the Certificate Registrar shall mail to each Certificateholder of record at any time during such year a report prepared by the Servicer as to the aggregate amounts of Monthly Interest and Monthly Principal paid to such Certificateholder and any additional information reported pursuant to subsection (a)(x) of this Section 6.05, attributable to such Certificateholder.

          c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Fractional Interest in the Trust shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.

          SECTION 6.06.  Payment of Taxes.

     The Servicer shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required

                                      6-4
by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents.

                                      6-5

                                  ARTICLE VII

                                SERVICE TRANSFER
                                ----------------

          SECTION 7.01.  Events of Termination.

          "Event of Termination" means the occurrence of any of the following:

          a. Any failure by the Servicer to make any payment or deposit required to be made hereunder and the continuance of such failure for a period of four Business Days;

          b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

          c. Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

          d. A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

          e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

          f.  The failure of the Servicer to be an Eligible Servicer.

          g. The failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $250,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $250,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of

                                      7-1
payment so long as such failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance.

          h. The Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount of $250,000 or more.

          SECTION 7.02.  Transfer.

          a. If an Event of Termination has occurred and is continuing, the Trustee or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions solely at the expense of the Servicer (such termination being herein called a "Service Transfer"). The Trustee may cause a Service Transfer by delivering notice in writing of such Service Transfer to the Servicer. The Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust may cause a Service Transfer by giving notice in writing to the Trustee.

          b. On receipt of the notice required by Section 7.02(a) (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Company and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts. In addition to any other amounts which are then or may become payable to the Servicer under this Agreement, and notwithstanding the termination of its activities as Servicer, the Servicer shall be entitled to receive out of any Delinquent Payment due during any period prior to the notice pursuant to this Section 7.02 which terminates the obligations and rights of the Servicer hereunder and received after such notice, that portion of such payment which it would have received pursuant to Section 8.02 if such notice had not been given. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contract Files in the Servicer's possession (including all Contract Files in the Company's possession, if the Company is terminated as Servicer).

                                      7-2

          SECTION 7.03.  Trustee to Act; Appointment of Successor.

          On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Company pursuant to Sections 8.05, and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee shall, except as provided in Section 7.02, be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree (following the receipt by the Trustee of bids from at least two Eligible Servicers); provided, however, that no such monthly compensation shall exceed 1/12 of 1% of the Principal Balance. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.04.  Notification to Certificateholders.

          a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, to Moody's, and to the Certificateholders at their respective addresses appearing on the Certificate Register.

          b. Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Moody's and to the Certificateholders at their respective addresses appearing on the Certificate Register.

          SECTION 7.05.  Effect of Transfer.

                                      7-3

          a. After the Service Transfer, the Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

          b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

          c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article X and Sections 8.05, 11.06 and 11.12(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

          SECTION 7.06.  Transfer of Collection Account.

          Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

                                      7-4

                                  ARTICLE VIII

                      PAYMENTS AND CASH COLLATERAL ACCOUNT
                      ------------------------------------

          SECTION 8.01.  Monthly Payments.

          a. Subject to the terms of this Article VIII, each Certificateholder as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates with an aggregate initial Principal Balance of at least $500,000, by wire transfer of immediately available funds pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date), the sum equal to such Certificateholder's Fractional Interest of Monthly Interest and Monthly Principal.

          b. The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints itself, with an office at __________________________________, as such Paying Agent. The
Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

          SECTION 8.02.  Fees.

          Subject to the terms of this Article VIII, on each Payment Date, (a) the Trustee shall be paid the Trustee's Fee, and (b) the Servicer shall be paid the Monthly Servicing Fee.

          SECTION 8.03.  Voluntary Advances.

          Not later than one Business Day following the Determination Date, the Servicer may in its sole discretion advance all Delinquent Payments for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

          SECTION 8.04.  Payments.

          a. On each Determination Date the Servicer shall determine the following amount of funds (the "Available Funds"): (i) the amount of funds in the Collection Account (including all interest earned on such funds but excluding

                                      8-1

(a) amounts constituting Advance Payments with respect to the Due Period ending immediately prior to such Determination Date and (b) amounts received after such Due Period); plus (ii) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company in respect of such Determination Date pursuant to
Section 8.05.

          b. Subject to Section 8.04(c), on each Payment Date, the Available Funds in the Collection Account (plus, as to (i), (ii) and (iii), Voluntary Advances) will be distributed to Certificateholders or deposited in the amounts, and in the priorities set forth below:

     (i) the reimbursement of the Servicer for Uncollectible Advances and for Delinquent Payments that were the subject of a Voluntary Advance on a prior Payment Date and were recovered during the prior Due Period;

     (ii) the Monthly Interest to the Certificateholders;

     (iii)  the Monthly Principal to the Certificateholders;

     (iv) the payment of the Monthly Servicing Fee;

     (v) any remaining Available Funds shall be paid to __________.

          c. Notwithstanding the foregoing, in the event that for any Payment Date the Trustee has not received the Monthly Report by the date prescribed by
Section 6.01 and if the Monthly Report is received prior to such Payment Date but is not received in sufficient time, within the sole judgment of the Trustee, to enable the Trustee to calculate the amount of Monthly Principal to be paid to Certificateholders on such Payment Date, the amount of Monthly Interest for such Payment Date shall be distributed on such Payment Date, to Certificateholders from Available Funds in the Collection Account (plus Voluntary Advances) prior to making any other distribution or application of amounts required to be distributed or applied pursuant to Section 8.04(b). Within three Business Days of the later of (a) the date of the Trustee's receipt of such Monthly Report for such Payment Date or (b) such Payment Date, the Available Funds in the Collection Account (plus, as to amounts described in Section 8.04(b)(i) and (iii), plus Voluntary Advances) will be distributed or deposited as required by Sections 8.04(b)(i), (iii), (iv) and (v), in order of priority, prior to the distribution or application of any amounts required to be distributed or applied pursuant to Section 8.04(b) on any subsequent Payment Date.

          SECTION 8.05. Repurchases of Contracts for Breach of Representations and Warranties.

          The Company shall repurchase a Contract, at its Repurchase Price, not later than one Business Day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or

                                      8-2
receives written notice from the Trustee, of a breach of a representation or warranty of the Company set forth in Sections 3.02 or 3.03 of this Agreement that materially adversely affects the Trust's interest in such Contract and which breach has not been cured; provided, however, that with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance or Contract Rate, which the Company would otherwise be required to repurchase pursuant to this Section 8.05, the Company may, in lieu of repurchasing such Contract, deposit in the Collection Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

          SECTION 8.06.  Reassignment of Repurchased Contracts.

          Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under Section 8.05, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit G, the Trustee shall assign to the Company all of the Certificateholders' right, title and interest in the repurchased Contract without recourse, representations or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee.

          SECTION 8.07.  Company's Repurchase Option.

          On written notice to the Trustee at least 20 days prior to a Payment Date, provided the Principal Balance is then less than 10% of the Initial Principal Amount, the Company may (but is not required to) repurchase on that Payment Date all outstanding Contracts at a price equal to the Principal Balance on the previous Payment Date plus Monthly Interest thereon. Such price will be deposited in the Collection Account one Business Day before such Payment Date, against the Trustee's release of the Contracts and the Contract Files to the Company. In the event that the long-term unsecured debt of the Company shall be rated less than Baa3 at the time the Company repurchases Contracts pursuant to this Section 8.07, the Company or Servicer, as the case may be, will provide Moody's with an opinion that such transfer is not a fraudulent conveyance under the federal bankruptcy code. The Trustee shall send written notice to each Certificateholder of the Company's intention to repurchase Contracts pursuant to this Section 8.07 within five Business Days following the Trustee's receipt of written notice from the Company of the Company's intention to repurchase.

                                      8-3

                                   ARTICLE IX

                                THE CERTIFICATES
                                ----------------

          SECTION 9.01.  The Certificates.

          The Certificates shall be substantially in the form of Exhibit A. Certificates shall be issued in denominations of $250,000 and any integral multiple of $1,000 in excess thereof, except that one Certificate may be issued in a denomination representing the remainder of the Initial Principal Amount. Each Certificate shall be executed by the Trustee on behalf of the Trust by the manual signature of a duly authorized Responsible Officer or authorized signatory of the Trustee. Certificates bearing the signatures of individuals who were at any time the proper officers or authorized signatories of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices or positions prior to the delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. All Certificates shall be dated the date of their execution.

          SECTION 9.02.  Registration of Transfer and Exchange of Certificates.

          a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

          b. No transfer of a Certificate shall be made to any employee benefit plan, trust or account that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code. By accepting and holding a Certificate, each Certificateholder shall be deemed to have represented and warranted that it is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not it is subject to the provisions of Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Code, or (C) an entity whose underlying assets are deemed to be assets of a plan described in (A) or (B) above by reason of such plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. (S) 2510.3-101 (1991)).

          c. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate original denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the

                                      9-1
exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

          SECTION 9.03.  No Charge; Disposition of Void Certificates.

          No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

          SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) the Certificateholder delivers to the Certificate Registrar and the Trustee (at the expense of the Certificateholder) such security or indemnity as may be required by each to save it harmless (which indemnity may be provided by written agreement of the Initial Certificateholder, if the Initial Certificateholder is making the request for a new Certificate under this Section 9.04), then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this
Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Fractional Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

          SECTION 9.05.  Persons Deemed Owners.

          Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

                                      9-2

          SECTION 9.06.  Access to List of Certificateholders' Names and
Addresses.

          The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If any Certificateholder (hereinafter referred to as an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicant access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicant's request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicant access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 9.07.  Authenticating Agents.

          The Trustee may appoint one or more Persons with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates (collectively, "Authenticating Agents"). For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

          SECTION 9.08. Presentation of Certificates Upon Maturity. Each Certificateholder does hereby agree to present any and all Certificates registered in the name of such Certificateholder to the Trustee for cancellation within fifteen days of the earlier of (a) __________. 199_ or (b) the Payment Date on which the Company repurchases the Contracts pursuant to Section 8.07. Each Certificateholder does hereby agree to indemnify the Trustee, the Company, and the Certificate Registrar against any liability that may result from the failure of the Certificateholder to present such Certificate to the Trustee for cancellation following such final payment.

                                      9-3

                                   ARTICLE X

                                  INDEMNITIES
                                  -----------

          SECTION 10.01.  Product Liability.

          The Company will defend and indemnify the Trust, the Trustee, any agents of the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation of any Product by the Company or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

          SECTION 10.02.  Liabilities to Obligors.

          No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

          SECTION 10.03.  Tax Indemnification.

          The Company agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee and the Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Company or the Servicer under this Agreement or imposed against the Trust, a Certificateholder or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

          SECTION 10.04.  Servicer's Indemnities.

          The Servicer shall defend and indemnify the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action, consistent with the standard of care required under Section 5.02 of this Agreement, taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer

                                     10-1

(but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

          SECTION 10.05.  Operation of Indemnities.

          Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.

                                     10-2

                                   ARTICLE XI

                                  THE TRUSTEE
                                  -----------

          SECTION 11.01.  Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

          Subject to Section 11.02, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (including actions or omissions within its control resulting in the failure of Certificateholders to receive timely payment of Monthly Interest and Monthly Principal) or its own misconduct; provided, however, that:

          a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust relating to the time, method and place of conducting any

                                     11-1
proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust.

          None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 11.02.  Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 11.01:

          a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          b. The Trustee may consult with counsel and any opinion of any counsel for the Company or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

          c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been

                                     11-2
cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

          e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

          f. The Trustee, itself or through the Servicer, is hereby authorized to sell, convey, pledge, mortgage, lease or transfer title to any interest in a Product or other collateral securing a Contract which has defaulted and been repossessed on terms the Trustee in its sole discretion deems appropriate.

          SECTION 11.03.  Trustee Not Liable for Certificates or Contracts.

          The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to the Company in consideration of conveyance of the Contracts to the Trust by the Company or deposited in or withdrawn from the Collection Account by the Servicer.

          SECTION 11.04.  Trustee May Own Certificates.

          The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

                                     11-3

          SECTION 11.05. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.

          Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

          SECTION 11.06.  The Servicer to Pay Trustee's Fees and Expenses.

          The Servicer agrees:

     a. to pay to the Trustee, on each Payment Date, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending

                                     11-4
itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

          SECTION 11.07.  Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, whose unsecured debt is rated at least Baa3 by Moody's and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended and shall be acceptable to the Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trusts, which approval shall not be unreasonably withheld. By accepting a Certificate the Initial Certificateholders are deemed to have consented to the appointment of _______________________ as Trustee. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.08.

          SECTION 11.08.  Resignation or Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Company and the Initial Certificateholders. Upon receiving such notice of resignation, the Company, with the approval of Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust, which approval shall not be unreasonably withheld, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor Trustee. The appointment of a successor Trustee shall be deemed to have been approved by Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust if Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust shall have failed to object in writing to such appointment within seven (7) Business Days following such Initial Certificateholders' receipt of a copy of the written instrument of appointment required by this Section 11.08, which copy shall be properly addressed and mailed by

                                     11-5
certified first-class mail, return receipt requested or sent by overnight courier service or delivered by personal delivery to such Initial Certificateholder at the address shown in the Certificate Register. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.

          SECTION 11.09.  Successor Trustee.

          Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts and the Contract Files and any related documents and statements held by it hereunder; and, if the Contracts are then held by a custodian pursuant to a custodial agreement, the predecessor Trustee and the custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

                                     11-6

          Upon acceptance of appointment by a successor Trustee as provided in this Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to Moody's and to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 11.10.  Merger or Consolidation of Trustee.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Upon such occasion, the Servicer shall cause notice thereof to be mailed to Moody's. If the Servicer fails to mail such notice within ten days after such succession, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 11.11.  Tax Returns.

          The Servicer, on behalf of the Trust, shall request that the Trustee furnish the Servicer with all such information as may be reasonably required in connection with the preparation of all tax returns of the Trust and the Trustee shall, upon such request, furnish such information and execute such returns.

          SECTION 11.12.  Obligor Claims.

          In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S)
433) as amended from time to time:

     a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of Products, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

                                     11-7

     b. The Trustee shall not be personally liable for or obligated to pay Obligors, any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

     c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

     d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

     e. The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

     f. The Company hereby agrees to indemnify, hold harmless and defend the Trustee and Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee and Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section 11.12(f) shall not terminate upon a Service Transfer pursuant to Article VII.

          SECTION 11.13.  Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Contracts or the Obligors, the Company and Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.07 hereunder and no notice to Certificateholders

                                     11-8
of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09 hereof.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                     11-9

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          SECTION 12.01.  Servicer Not to Resign.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

          SECTION 12.02. Company Not to Engage in Certain Transactions with Respect to the Trust.

          The Company shall not:

          a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

          b.  Purchase any Certificates in an agency or trustee capacity; or

          c.  Loan any money to the Trust.

          SECTION 12.03.  Maintenance of Office or Agency.

          The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at ___________________ ______________________, Minnesota 55___, Attention: Corporate Trust Department. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 12.04.  Termination.

          This Agreement shall terminate (after distribution of all Monthly Principal and Monthly Interest due to Certificateholders pursuant to Sections
8.01 and 8.04) on the earlier of (a) the Payment Date on which the Principal Balance is reduced to zero; or (b) the Payment Date on which the Company repurchases the Contracts pursuant to Section 8.07; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the

                                     12-1

United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Company's representations and warranties and indemnities by the Company and the Servicer shall survive termination. Upon such termination, any amounts remaining in the Collection Account shall be paid to the Servicer as part of its Servicing Fee.

          SECTION 12.05.  Acts of Certificateholders.

          a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust.

          b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

          c. The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          d. The ownership of Certificates shall be proved by the Certificate Register.

          e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                                     12-2

          SECTION 12.06.  Calculations.

          Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

          SECTION 12.07.  Assignment or Delegation by Company.

          Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Certificateholders with aggregate Fractional Interests representing 66-2/3% or more of the Trust, and any attempt to do so without such consent shall be void.

          SECTION 12.08.  Amendment.

          a. This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of Counsel for the Company, which counsel shall be acceptable to the Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust, which acceptance shall not be unreasonably withheld. The Counsel to the Company shall be deemed acceptable to the Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust if Initial Certificateholders with aggregate Fractional Interests representing more than 50% of the Trust shall have failed to object in writing to the engagement by the Company of such Counsel for such purpose within seven (7) Business Days following such Initial Certificateholders' receipt of a copy of the opinion of such Counsel required by this Section 12.08(a), which copy shall be properly addressed and mailed by certified first-class mail, return receipt requested or sent by overnight courier service or delivered by personal delivery to such Initial Certificateholder at the address shown in the Certificate Register.

          b. This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee, with the consent of Certificateholders with aggregate Fractional Interests representing 66-2/3% or more of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders and any Event of Termination may be waived by

                                     12-3

Certificateholders with aggregate Fractional Interests representing 100% of the Trust; provided, however, that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate or
(b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

          c. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and to Moody's.

          d. It shall not be necessary for the consent of Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          e. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          f. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an opinion of counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

          g.  Upon the execution of any amendment or consent pursuant to this
Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

          SECTION 12.09.  Notices.

          All communications and notices pursuant hereto to the Servicer, the Company, and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer
          Telecopier Number:  612/293-5746

                                     12-4

     If to the Trustee:

       -----------------------
       -----------------------
       -----------------------
       -----------------------

     If to Moody's:

          Moody's Investors Service
          99 Church Street
          New York, New York  10007
          Attention:  ABS Monitoring Department

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          SECTION 12.10.  Merger and Integration.

          Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 12.11.  Headings.

          The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 12.12.  Governing Law.

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

                                     12-5

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this ______ day of __________, 199_.


                             GREEN TREE FINANCIAL CORPORATION

Attest:

By:____________________________  By:_______________________________

Name:__________________________  Name:_____________________________

Title:_________________________  Title:____________________________



                               ------------------------------------
                               not in its individual capacity but
Attest:                        solely as Trustee


By:____________________________  By:_______________________________

Name:__________________________  Name:_____________________________

Title:_________________________  Title:____________________________



  Signature page to that certain Pooling and Servicing Agreement dated as of ______________, 199_ between Green Tree Financial Corporation, as Seller and Servicer, and ________________________, as Trustee.

                                     12-6

                                   EXHIBIT A
                                   ---------

               CERTIFICATE FOR _____% ASSET BACKED CERTIFICATES


                   Green Tree Asset Receivables Trust 199_-_
             Initial Principal Amount of the Trust:  $___________
                           ______% Pass-Through Rate



          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH CERTIFICATE UNDER SUCH ACT AND LAWS OR UNLESS THE CONDITIONS SET FORTH IN SECTION 9.02 OF THE AGREEMENT HAVE BEEN COMPLIED WITH.

          THE PRINCIPAL REPRESENTED BY THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS, AS DESCRIBED HEREIN AND IN THE AGREEMENT. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE TRUST MAY BE LESS THAN THAT SET FORTH ABOVE. FINAL PAYMENT OF THE CERTIFICATE MAY OCCUR PRIOR TO THE DATE THAT THE CERTIFICATE IS PRESENTED TO THE TRUSTEE FOR CANCELLATION. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN THE CURRENT UNPAID PRINCIPAL AMOUNT REPRESENTED BY THIS CERTIFICATE BY INQUIRY OF THE TRUSTEE.

No. ____________________________            $___________________________________


          This certifies that __________________________________________________
is the registered owner of the undivided Fractional Interest represented by the original principal amount set forth above in Green Tree Asset Receivables Trust 199_-_ (the "Trust"), which includes among its assets a pool of retail installment contracts and promissory notes for the purpose of a variety of consumer products [including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (including, without limitation, all security interests and any and all rights to receive payments which are due pursuant thereto on or after ______________, 199_) (the "Contracts") and benefits under the Cash Collateral

Account described herein. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______________, 199_, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and _____________________________, as Trustee of the Trust (the "Trustee"). This
Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing ________, 199_, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate initial Principal Balance of at least $500,000, by wire transfer of immediately available funds pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date) from funds drawn from the Collection Account to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day immediately preceding such Payment Date, an amount equal to the Certificateholder's Fractional Interest of Monthly Principal and Monthly Interest. The final scheduled Payment Date of this Certificate is ________, 199_.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Collection Account (and to the extent Available Funds have been deposited therein from the Cash Collateral Account) to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee, at its Corporate Trust Department, _______________________, Minnesota 55___.

          "Monthly Interest" means, as of any Payment Date, the product of the Pass-Through Rate and the Principal Balance immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each; "Monthly Principal" means, as of any Payment Date, the sum of (a) the amount of regular principal payments on Contracts paid or applied during the prior calendar month (each such month during the term of this Agreement constituting a "Due Period") (other than the amount attributable to principal of any payment received during such Due Period, if such payment was previously advanced as a Delinquent Payment pursuant to Section 8.03 of the Agreement); (b) the amount of full Principal Prepayments received and partial Principal Prepayments applied during the prior Due Period; (c) the amount of Delinquent Payments during the prior Due Period that is attributable to principal on the related Contracts, which are advanced pursuant to Section 8.03; (d) the aggregate of the outstanding principal balances of all Contracts that became Liquidated Contracts during the prior Due Period; (e) the amount of the Repurchase Price paid by the Company for any Contract repurchased on such Payment Date as described in
Section 8.05 of the Agreement that is attributable to the principal amount outstanding on such Contract; (f) the amount of any reduction in the principal amount owed by the Obligor as a result of the Obligor's bankruptcy; and (g) the aggregate principal amount specified in clauses (a) through (f) above, for all prior Payment Dates that was not previously distributed because of an insufficient amount available in the Collection Account and the Cash Collateral Account; and "Principal Balance" means, at any time, the Initial Principal Amount minus all prior payments of Monthly Principal.

          On each Payment Date the Trustee will direct the transfer of funds in the Collection Account as necessary to make the following payments: (a) reimbursement of the Servicer for Uncollectible Advances and prior Voluntary Advances that have been recovered, (b) Monthly Interest, (c) Monthly Principal, and (d) the Monthly Servicing Fee. Any Available Funds remaining in the Collection Account after such distribution will be paid to the Depositor as the Guarantee Fee, provided, however, that the Guarantee Fee shall be paid to the Collateral Agent in accordance with Section 3(c) of the Guarantee Agreement for deposit in the Cash Collateral Account or for distribution to the Depositor, as the case may be.

          As provided in the Agreement and subject to the limitations set forth therein, the Company will repurchase a Contract by depositing the Repurchase Price for such Contract into the Collection Account no later than one Business Day after the Determination Date which is more than ninety days after the Company becomes aware, or should have become aware or receives written notice from the Trustee, of breach of a warranty of the Company set forth in Sections
3.02 and 3.03 of the Agreement that materially adversely affects the Trust's interest in such Contract, which breach has not been cured (the Company's obligation to repurchase such Contract constituting the Certificateholders' sole remedy with respect to such a breach).

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Servicer, the Company and the Trustee with the consent of the holders of Certificates evidencing 66-2/3% of the aggregate Fractional Interests. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Certificateholders.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and upon receipt by the Trustee of either (i) evidence of the effectiveness or continued effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to this Certificate, and registration under the applicable state laws, or (ii) a certificate in writing of the transferee substantially in the form of Exhibit H to the Agreement and satisfactory to the Company regarding the facts surrounding such disposition; provided, however, that with respect to any transfer other then a transfer by the Initial Certificateholder, at the election of the Company, the Company may, in addition, require the delivery of an opinion of counsel satisfactory to the Company (which shall not be at the expense of the Company or the Trustee) that no such registration is required, and thereupon one or more new Certificates evidencing the same aggregate Fractional Interest will be issued to the designated transferee or transferees.

          The Certificateholder, by acceptance of this Certificate, agrees to present this Certificate to the Trustee for cancellation within 15 days of the earlier of (a) ________, 199_ or (b) the Payment Date on which the Company repurchases the Contracts pursuant to Section 8.07 of the Agreement. The Certificateholder agrees to indemnify the Trustee, the Company, and the Certificate Registrar against any liability that may result from the failure of the Certificateholder to present this Certificate to the Trustee for cancellation following final payment of the Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Interest as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this

Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate (after distribution of all Monthly Principal and Monthly Interest) on the Payment Date (a) on which the Principal Balance is reduced to zero or (b) on which the Company repurchases the Contracts pursuant to Section 8.07 of the Agreement.

          IN WITNESS WHEREOF, Green Tree Asset Receivables Trust 199_-_ has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee or of a duly appointed Authenticating Agent.


                              GREEN TREE ASSET RECEIVABLES TRUST 199_-_


Dated:  ___________, 199_     ___________________________________________,
                              not in its individual capacity but solely as Trustee


                              By_________________________________________
                                Authorized Officer

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the within ______% Asset Backed Receivables Certificate, Green Tree Asset Receivables Trust 199_-_, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.



                              ------------------------------------
                              Signature

                                   EXHIBIT B
                                   ---------

                               FORM OF ASSIGNMENT


          In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of ______________, 199_, between the undersigned and __________________________, as Trustee (the "Trustee"), the undersigned does hereby transfer, convey and assign, set over and otherwise convey to Green Tree Asset Receivables Trust 199_-_, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the retail installment contracts and promissory notes for the purpose of a variety of consumer products [including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (including, without limitation, all security interests and any and all rights to receive payments which are due pursuant thereto on or after ______________, 199_ but excluding any rights to receive payments which were due pursuant thereto prior to ______________, 199_) identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement and attached thereto as Exhibit H,
(ii) all rights under any hazard or other individual insurance policy on a Product (as defined in Section 1.02 of the Agreement) securing a Contract for the benefit of the creditor of such Contract, (iii) all rights under the Errors and Omissions Protection Policy (as defined in Section 1.02 of the Agreement) and (iv) all documents contained in the Contract Files (as defined in Section
1.02 of the Agreement).

          This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this _______ day of __________, 199_.


                              GREEN TREE FINANCIAL CORPORATION


[Seal]                          By_______________________________________
                                  [Name]
                                  [Title]

                                   EXHIBIT C
                                   ---------

                        GREEN TREE FINANCIAL CORPORATION

                             CERTIFICATE OF OFFICER

          The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of ______________, 199_ (the "Agreement") between the Company and___________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     (i) the representations and warranties of the Company contained in Sections
3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

     (ii) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

     (iii) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of __________, 199_.


                               By____________________________________________
                                 [Name]
                                 [Title]

                                   EXHIBIT D
                                   ---------

                           FORM OF OPINION OF COUNSEL
                                FOR THE COMPANY



     The opinion of Dorsey & Whitney P.L.L.P. shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. Green Tree is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificates.

     2. The Pooling and Servicing Agreement (including the Limited Guaranty contained therein) and the Underwriting Agreement have been duly authorized by all requisite corporate action, duly executed and delivered by Green Tree, and constitute the valid and binding obligations of Green Tree enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The participants to whose accounts The Depository Trust Company has credited the Certificates have acquired all the Trust's rights in the Certificates free of any adverse claim, assuming that such participants purchased the Certificates for value and without notice of any adverse claim.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by Green Tree for the consummation of the transactions contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriter pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts to the Trustee, nor the issuance or sale of the Certificates, nor the execution and delivery of the Pooling and Servicing Agreement or the Underwriting Agreement, nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Underwriting Agreement, or the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Underwriting Agreement, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or the Underwriting Agreement by Green Tree will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Restated Articles of Incorporation or Bylaws of Green Tree or of any indenture or other agreement or instrument known to us to which Green Tree is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to Green Tree, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending or, to the best of our knowledge, actions, proceedings or investigations pending or overtly threatened against Green Tree before any court, administrative agency or other tribunal (A) asserting the invalidity of the Underwriting Agreement, the Pooling and Servicing Agreement, the Certificates, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Underwriting Agreement or the Pooling and Servicing Agreement, (C) which is likely materially and adversely to affect the performance by Green Tree of its obligations under, or the validity or enforceability of, the Underwriting Agreement, the Pooling and Servicing Agreement or the Certificates or (D) seeking adversely to affect the federal income tax attributes of the Certificates described in the Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences."

     7.   The transfer of the Contracts to the Trust in accordance with Section
2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S) 547), as in effect on the date hereof, in the event that Green Tree became a debtor under the United States Bankruptcy Code.

     8. Pursuant to the Pooling and Servicing Agreement Green Tree has transferred to the Trustee acting on behalf of the Trust all of Green Tree's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts, and has delivered the Contract Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts as collateral and naming Green Tree as debtor and the Trust as secured party, and the filing of continuation statements as required by
Section 4.02 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts by Green Tree to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event Green Tree became a debtor under the United States

Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to Green Tree, it is our opinion that the Trustee would be deemed to have a valid and perfected first priority security interest in the Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Contract was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Contract Files for the purpose of perfecting the assignment to the Trustee of the Contracts. We express no opinion with respect to the enforceability of any individual Contract or the existence of any claims, rights or other matters in favor of any Obligor or the owner of any financed home improvement.

     9. For federal income tax purposes, the Trust created pursuant to the Pooling and Servicing Agreement will be treated as a grantor trust under Subpart E, Part I, of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation under the Code, and under Section 671 of the Code, each Certificateholder will be treated as the owner of an undivided pro rata interest in each of the Contracts in the Trust.

     10. The transfer of the Contracts and the proceeds thereof by Green Tree to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as fraudulent transfers under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S) 513.41 through 513.51), nor, should Green Tree become a debtor under the United States Bankruptcy Code, as fraudulent transfers under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                   EXHIBIT E
                                   ---------

                        FORM OF TRUSTEE'S ACKNOWLEDGMENT


          _______________________, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Green Tree Asset Receivables Trust 199_-_ (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of ______________, 199_ between Green Tree Financial Corporation and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received (by conveyance in the form of Exhibit B to the Agreement) the following: (i) all right, title and interest in the retail installment contracts and promissory notes for the purpose of a variety of consumer products [including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (including, without limitation, all security interests and any and all rights to receive payments which are due pursuant thereto on or after ______________, 199_ but excluding any rights to receive payments which were due pursuant thereto prior to ______________, 199_) identified in the List of Contracts delivered pursuant to
Section 2.02 of the Agreement, (ii) all rights under all hazard and other individual insurance policies on every Product securing a Contract for the benefit of the creditor of such Contract, (iii) all rights under the Errors and Omissions Protection Policy, as such policy relates to the Contracts, and (iv) all documents contained in the Contract Files (as defined in Section 1.02 of the Agreement); provided that such Contract Files will be held by the Servicer, as custodian, for the benefit of the Certificateholders and the Trustee.

          IN WITNESS WHEREOF, __________________________, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this ________ day of __________, 199_.


                              --------------------------------------------,
                              as Trustee


                              By
                                ------------------------------------------
                                  [Name]
                                  [Title]

[Seal]

                                   EXHIBIT F
                                   ---------

                       GREEN TREE FINANCIAL CORPORATION

                       CERTIFICATE OF SERVICING OFFICER


          The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of ___________, 199_ between the Company and ______________________, as Trustee of Green Tree Asset Receivables Trust 199_-_ (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from _____________ to__________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this _________ day of __________, 199_.


                                         GREEN TREE FINANCIAL CORPORATION


                                         By
                                           ------------------------------------
                                            [Name]
                                            [Title]

                                   EXHIBIT G
                                   ---------

                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS


          The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 8.06 of the Pooling and Servicing Agreement (the "Agreement") dated as of ____________, 199_ between the Company and _____________________, as Trustee of Green Tree Asset Receivables Trust 199_-_ (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Sections 8.05 or 8.07 of the Agreement.

          2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 8.06 or Section 8.07 of the Agreement, be assigned by the Trustee to the Company.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this ______ day of __________, 199_.


                                                GREEN TREE FINANCIAL CORPORATION


                                                By
                                                  -----------------------------
                                                  [Name]
                                                  [Title]

                                   EXHIBIT H
                                   ---------

                               LIST OF CONTRACTS



                               [TO BE SUPPLIED]

                                   EXHIBIT I
                                   ---------

                       CERTIFICATES FOR PRODUCT CONTRACTS
                   GREEN TREE ASSET RECEIVABLES TRUST 199_-_
                            _____% PASS THROUGH RATE
                                 MONTHLY REPORT

                                                   Distribution Date: __________


                                                   Trust Account No ____________



A. Monthly Principal
   (1)    Regular Principal Payments                   $__________
   (2)    Principal Prepayments                         __________
   (3)    Delinquent Payments Advanced                  __________
   (4)    Defaulted Contracts                           __________
   (5)    Breach of Representations and
            Warranties (see attached)                   __________
   (6)    Delinquent Payments Recovered                 __________
   (7)    Reduction due to Obligors' bankruptcy         __________
                                 Total Principal                   $__________

B. Monthly Interest                                                $__________

C. Remaining Principal Balance                                     $__________

D. Loss Ratios
   (1)    Quarterly Loss Ratio                         __________
   (2)    Cumulative Loss Ratio                        __________


E. Servicing Fee
   (1)    Monthly Servicing Fee                       $__________
   (2)    Late Payment Fees                                        $__________
   (3)    Extension Fees                                           $__________

F. Pool Factor
   (1)    Pool Factor immediately before Payment Date              $__________
   (2)    Pool Factor immediately after Payment Date               $__________

G. Delinquency
   (1) Contracts Delinquent (see attached)
       (a)  One Day or More                           #__________  $__________
       (b)  31-59 Days                                #__________  $__________
       (c)  60-89 Days                                #__________  $__________
       (d)  90 or More Days                           #__________  $__________
   (2) Delinquency Ratio                                            __________

H. Liquidated Contracts (see attached)                              __________

I. Net Liquidation Losses                             $__________

J. Delinquent Payments Recovered                      $__________

K. Unreimbursed Losses                                $__________

L. Number of Loans Remaining                          $__________

M. Weighted Average Remaining Maturity                 __________

N. Weighted Average Contracted Rate of Interest        __________

                                      I-2